Exhibit 99.1

WGL Holdings, Inc. and Washington Gas Light Company
Change In Control Policy
As Amended September 22, 2015

I.
Purpose. This Change in Control Policy (this “Policy”) defines a Change in Control for purposes of determining when Change in Control actions occur under the various WGL Holdings, Inc. and Washington Gas Light Company benefit plans. Establishing this Policy is intended to facilitate the Policy administrator’s review and modification, if and as desired, to the definition of a Change in Control, and to ensure consistency in such definition with respect to all plans and programs that accelerate vesting or otherwise provide for payments triggered by a Change in Control.

II.	Effective Date. This Change in Control Policy, originally adopted on December 15, 2006, is amended effective September 22, 2015.

III.	Application.

A.	This Policy applies to the following plans and arrangements:

1.	The Washington Gas Light Company 2005 Supplemental Executive Retirement Plan

2.	The WGL Holdings, Inc. and Washington Gas Light Company Change in Control Severance Plan for Certain Executives

3.	The WGL Holdings, Inc. Omnibus Incentive Compensation Plan (for awards on and after October 1, 2007)

4.	Any future plans or arrangements established with a Change in Control vesting trigger.

B.	The effect of a Change in Control on the current plans and arrangements is as follows:

1.	The Washington Gas Light Company 2005 Supplemental Executive Retirement Plan – full and immediate vesting upon a Change in Control

2.
The WGL Holdings, Inc. and Washington Gas Light Company Change in Control Severance Plan for Certain Executives– triggers payment of Change in Control benefits for involuntary termination or voluntary termination with good reason (a “qualified termination”)

3.	The WGL Holdings, Inc. Omnibus Incentive Compensation Plan - unless otherwise provided by the Committee in award agreements

a.	Long-term incentive awards, including options, SARs, restricted stock, performance shares, and performance units, granted on or after September 22, 2015:

(i)	If awards are assumed, continued, or substituted by WGL or its successor and employment continues:

(a)	If WGL is the surviving entity and is publicly traded (NYSE or NASDAQ), then vesting continues under current award terms and vested amounts will be paid based on actual performance;

(b)
For stock awards, if successor’s publicly-traded stock (NYSE or NASDAQ) is substituted for WGL stock (with the conversion or exchange rate determined based on CIC Value), then service-based vesting requirements continue under current award terms;

(c)	Otherwise, awards will be converted to CIC Value and service-based vesting will continue under current award terms and awards will be paid out in cash .

(ii)
If awards are not assumed, continued, or substituted by WGL or its successor, or if employee is subject to Qualifying Termination within 24 months after the Change in Control, then awards will be cashed out at CIC Value.

(iii)	For purposes of this paragraph a.,

(a)	“CIC Value” means:

(1)	With respect to awards vesting on the basis of relative TSR:

i)
If the Change in Control occurs at least 12 calendar months after the first day of the applicable performance period, the award value that would apply based on the Company’s percentile position as of the date of the Change in Control (without regard to the four-quarter averaging mechanism) and, for stock-based awards, the value of

WGL Holdings common stock on the date of the Change in Control

ii)
If the Change in Control occurs less than 12 calendar months after the first day of the applicable performance period, the award value assuming target performance and, for stock-based awards, the value of WGL Holdings common stock on the date of the Change in Control;

(2)
With respect to performance shares and units not based on relative TSR, the award value assuming target performance and, for stock-based awards, the value of WGL Holdings common stock on the date of the Change in Control; and

(3)	With respect to time-vested restricted stock units or stock options, the value of an equal number of shares of WGL Holdings common stock on the date of the Change in Control.

(b)	“Qualifying Termination” means the occurrence, within 24 months after the Change in Control, of:

(1)	For participants in the CIC Severance Plan, a termination that qualifies for severance under the CIC Severance Plan, and

(2)	For all other employees, an involuntary termination without “Cause” with “Cause” having the meaning in the CIC Severance Plan.

b.	Performance stock and performance unit awards granted on or after December 15, 2006 and before September 22, 2015:

(i)	50% of each grant of performance stock and performance units will fully vest upon a Change in Control

(ii)	50% of each grant of performance stock and performance units will vest according to terms of award:

(c)	if WGL is surviving entity and publicly traded (NYSE or NASDAQ)

(1)	full cash out at target performance if employee is subject to an involuntary or qualified termination

(2)	full cash out at performance if plan is terminated and awards are not replaced with equitable arrangement

(3)	vesting continues under current award if plan continues and employment continues

(d)
if WGL is not surviving entity or not publicly traded the plan will terminate with full cash out at target performance– full vesting (and, with respect to performance stock, conversion to acquiror stock, or if not possible, cash out of option spread)

IV.	Administration.

A.
This Policy shall be administered by the Human Resources Committees (the “Committee”) of the Boards of Directors of WGL Holdings, Inc. and Washington Gas Light Company, or such other committee identified by the Boards

B.
The Committee has the full and final authority to modify, amend or otherwise change any part of all of the definition of a Change in Control; provided no such change shall be effective sooner than 12-months after it is adopted

V.	Change in Control.

A.
Overview. The definition of Change in Control under the Policy shall be the same definition as set forth in the previously effective, now superseded, Washington Gas Light Company Employment Agreements with certain executives that were effective on a change of control, except that a merger, consolidation or sale of all or substantially all of the assets of WGL Holdings, Inc. or Washington Gas Light Company will not trigger a Change in Control if a change in the ownership of WGL Holdings, Inc. or Washington Gas Light Company is less than 67% of the pre-change ownership (instead of the current 50%); specifically:

1.	“Change of Control” means:

a.
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then-outstanding shares of common stock of WGL Holdings, Inc. or (ii) the combined voting power of the then-outstanding voting securities of WGL Holdings, Inc. entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from WGL Holdings, Inc., (ii) any acquisition by WGL Holdings, Inc. or any corporation controlled by or otherwise affiliated with WGL Holdings, Inc., (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by WGL Holdings, Inc. or any corporation controlled by or otherwise affiliated with WGL Holdings, Inc.; or (iv) any transaction described in clauses (i), (ii), and (iii) of subsection (d) of this definition; or

b.
Individuals who, as of the close of business on November 1, 2000, constituted the Board of Directors of WGL Holdings, Inc. (the “Incumbent WGL Holdings, Inc. Board”) cease for any reason to constitute at least a majority of the Board of Directors of WGL Holdings, Inc.; provided, however, that any individual becoming a director subsequent to November 1, 2000 whose election, or nomination for election by WGL Holdings, Inc.’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent WGL Holdings, Inc. Board shall be considered as though such individual were a member of the Incumbent WGL Holdings, Inc. Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent WGL Holdings, Inc. Board; or

c.
The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then-outstanding shares of common stock of Washington Gas Light Company (the “Utility”) or (ii) the combined voting power of the then-outstanding voting securities of the Utility entitled to vote generally in the election of directors, provided, however, that for purposes of this subsection (c), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Utility, (ii) any acquisition by the Utility or any corporation controlled by or otherwise affiliated with the Utility, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Utility or any corporation controlled by or otherwise affiliated with the Utility; or

(iv) any transaction described in clauses (i) and (ii) of subsection (e) of this definition;

d.
Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the WGL Holdings, Inc. (a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding WGL Holdings, Inc. common stock and outstanding WGL Holdings, Inc. voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 67% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding WGL Holdings, Inc. common stock and outstanding WGL Holdings, Inc. voting securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of WGL Holdings, Inc. or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent WGL Holdings, Inc. Board at the time of the execution of the initial agreement, or of such Incumbent WGL Holdings, Inc. Board, providing for such Business Combination; or

e.
Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Utility (a “Utility Business Combination”), in each case unless, following such Utility Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, directly or indirectly, respectively, of the outstanding Utility common stock and the outstanding Utility voting securities immediately prior to such Utility Business Combination beneficially own, directly or indirectly, more than

67% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Utility Business Combination in substantially the same proportions as their ownership, immediately prior to such Utility Business Combination, of the outstanding Utility common stock and outstanding Utility voting securities, as the case may be, and (ii) no Person (excluding any corporation resulting from such Utility Business Combination or any employee benefit plan (or related trust) of the Utility or such corporation resulting from such Utility Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Utility Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Utility Business Combination; or

f.	Approval by the shareholders of WGL Holdings, Inc. of a complete liquidation or dissolution of WGL Holdings, Inc.